                                                                   EXHIBIT 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                              Give the
For this type of account:     SOCIAL SECURITY
                              number of--
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1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, any one of
                              the
                              individuals(1)
3. Husband and wife (joint    The actual owner
 account)                     of the account
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust account   trustee(1)
      (grantor is also
      trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law
                                                          Give the EMPLOYER
                           For this type of account:      IDENTIFICATION
                                                          number of --
                           ----------------------------------------------------
                            8. Sole proprietorship        The owner(4)
                             account
                            9. A valid trust, estate, or  Legal entity (Do
                             pension trust                not furnish the
                                                          identifying
                                                          number of the
                                                          personal
                                                          representative or
                                                          trustee unless
                                                          the legal entity
                                                          itself is not
                                                          designated in the
                                                          account
                                                          title.)(5)
                           10. Corporate account          The corporation
                           11. Religious, charitable, or  The organization
                             educational organization
                             account
                           12. Partnership account held   The partnership
                             in the name of the business
                           13. Association, club, or      The organization
                             other tax-exempt
                             organization
                           14. A broker or registered     The broker or
                            nominee                       nominee
                           15. Account with the           The public entity
                             Department of Agriculture
                             in the name of a public
                             entity (such as a State or
                             local government, school
                             district, or prison) that
                             receives agricultural
                             program payments

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(1) List first and circle the name of the person whose number you furnish.

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(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the owner's name and furnish the owner's social security number or the employer identification number of the business.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2
Obtaining a Number
 If you don't have a taxpayer identification number (TIN) or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and immediately apply for a number. If you do not have a TIN, write "Applied For" in Part 1 of the Substitute Form W-9, sign and date the form in Part 3 and the Certificate of Awaiting Taxpayer Identification Number and return the form to the payer.

Payees Exempt from Backup Withholding
 Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times during the year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or custodian.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.

 Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.

 If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TIN IN PART 1 OF THE FORM, WRITE "EXEMPT" IN PART 2 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N.

 PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give a correct TIN to payers who must report the payments to IRS. IRS uses the TIN for identification purposes. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers must generally withhold from taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

 (1) Penalty for Failure to Furnish TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

 (2) Civil Penalty For False Information With Respect To Withholding.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

 (3) Criminal Penalty For Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE